Compensation Agreement

for Earlier-stage Work on Development of Shenyang Xita Project

Party A: Shenyang Heping District Investment Promotion Bureau (hereafter referred to as Party A)

Party B: Shenyang Maryland International Industry Co., Ltd.(hereafter referred to as Party B)

Whereas:

1.

Party B and Heping District Government entered into a Development Agreement of Shenyang Xita Project on April 26, 2004. Pursuant to the agreement, Heping District Government assigned Party B to reconstruct Xita area of Heping District Shenyang.

2.

In order to complete the reconstruction of Xita area, Party B has established two new companies namely Shenyang Xinchao Property Co., Ltd. and Shenyang Yindu Property Co., Ltd. for the earlier-stage preparation of Xita Project.

3.	Party B won successful bid for land development right of 99,000 sq.m project on August 2005 and paid the land transfer fee of RMB 33,228,480.

4.

As the land cost is significantly increased and Shenyang municipal government determines to plan and develop the area as a whole, in consider of the potential risk of project Party B decides to quit the reconstruction of Xita project.

Based on the above facts, Party A and Party B hereby agree as follows:

1.

Party B has provided the Statement of Expenses and related receipts of earlier-stage work, and Heping District Government has designated Heping District Audit Bureau and Finance Bureau to audit such expenses. After several negotiations, Party A agrees to compensate Party B RMB 12,345,180 for the earlier-stage preparation of Xita project.

2.	As the land transfer fee is charged by the related department of municipal government, Party A shall actively coordinate such department to refund Party B the land transfer fee of RMB 33,228,480.

3.

Within 10 days after submitting the application to return Land Confirmation Letter to related department and completing the return procedure by Party B, Party A shall pay RMB 12,345,180 to Party B in one lump sum. If Party A fails to pay on time, the relevant fine and interest shall be charged.

4.	Anything not covered in this agreement will be discussed separately by both Parties.

5.	The agreement is made in four copies, each Party holds two copies. The agreement will be effective after being signed and sealed by both Parties.

Party A: Shenyang Heping District Investment Promotion Bureau

Legal Representative: REN Zhong

/s/

Party B: Shenyang Maryland International Industry Co., Ltd.

Legal Representative: JIANG Fang

/s/

06/24/2007